 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 9, 2009

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On Wednesday, December 9, 2009, the Company issued a press release announcing its results of operations for the fiscal year ended September 30, 2009.  A copy of the press release is attached as Exhibit 99.1.

More complete information relating to results of operations is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the Commission on December 9, 2009.

ITEM 5.02(E) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On Tuesday, December 8, 2009, the Compensation Committee of the Board of Directors of Forward Industries, Inc. (the "Company") took action as follows:

The Compensation Committee determined not to award bonus to either Named Executive Officer in respect of the fiscal year ended September 30, 2009 (“Fiscal 2009”).  Financial goals set in December 2008 were not achieved and the Compensation Committee determined to award no bonus pursuant to the discretionary goals established in December 2008.

The Compensation Committee approved the terms of performance-based targets that will determine the amount, if any, of non-equity incentive (bonus) compensation that can be earned in respect of the fiscal year ending September 30, 2010 (“Fiscal 2010”), by the Company's Named Executive Officers pursuant to their respective employment agreements.

Douglas W. Sabra, President (chief executive officer) and Acting Chairman of the Board, will be eligible to earn bonus compensation to the extent of (i) 5% of operating income up to $1,000,000, if any, recorded by the Company in Fiscal 2010, and (ii) 10% of operating income in excess of $1,000,000, to the extent that aggregate bonus does not exceed $250,000.  James O. McKenna, Vice President and Chief Financial Officer, will be eligible to earn bonus compensation to the extent of (i) 2% of operating income up to $1,000,000, if any, recorded by the Company in Fiscal 2010 and (ii) 4% of operating income in excess of $1,000,000, to the extent that aggregate bonus does not exceed $122,500. In each case operating income will be calculated net of “other income (expense)” and after deduction of bonus payable.  In addition, Messrs. Sabra and McKenna may be entitled to bonus based on achievement of one or more of operational, financial, execution, or other goals at the end of Fiscal 2010, in the discretion of the Committee.

On Tuesday, December 8, 2009, the Compensation Committee of the Company also determined to award Mr. Sabra and Mr. McKenna 10,000 shares and 7,500 shares, respectively, of restricted stock, and 10,000 and 7,500, respectively, of stock options pursuant to the Company’s 2007 Equity Incentive Plan. These awards shall vest in equal amounts over three years commencing on the first anniversary of the grant date, which shall be the second business day after release of results of operations for the fiscal year ended September 30, 2009, and shall have a grant price per share and an exercise price per share, respectively, equal to the closing price of Common Stock at the close of trading on the grant date.  Results of operations for Fiscal 2009 were released on December 9, 2009.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 99.1            Press release issued on December 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Douglas W. Sabra

_______________________________________

Name Douglas W. Sabra

Title: Chief Executive Officer

Dated: December 9, 2009

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Press release issued by the Company on December 9, 2009